UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2021

AIR PRODUCTS AND CHEMICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04534	23-1274455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195-1501

(Address of principal executive offices and Zip Code)

(610) 481-4911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
1.000% Notes due 2025	APD25	New York Stock Exchange
0.500% Notes due 2028	APD28	New York Stock Exchange
0.800% Notes due 2032	APD32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 27, 2021, Air Products and Chemicals, Inc. (the “Company”) announced that the Company, Aramco, ACWA Power and Air Products Qudra completed the financial closing and transfer of assets (together, the “Initial Closing”) for their $12 billion gasification and power joint venture, Jazan Integrated Gasification and Power Company (the “Joint Venture”).

The Joint Venture was formed to own and operate the integrated gasification combined cycle facility within Aramco’s refinery complex located in Jazan Economic City, Saudi Arabia. Aramco will supply feedstock to the Joint Venture, and the Joint Venture will produce power, steam, hydrogen and other utilities for Aramco under a 25-year contract. The Joint Venture will receive a fixed monthly fee for the products it supplies to Aramco under the agreement.

Approximately 40% of the Joint Venture’s capital structure consists of member contributions and the remaining 60% consists of non-recourse project finance indebtedness incurred by the Joint Venture. At the Initial Closing, the Company contributed approximately $1.5 billion to the Joint Venture and the Joint Venture purchased air separation units, gasification, syngas cleanup, utilities and power assets from Aramco for approximately $7.1 billion. A second closing for the remainder of the project’s estimated aggregate value (the “Second Closing”) is expected to occur in 2023. At the Second Closing the Company expects to contribute approximately $900 million to the Joint Venture and that the Joint Venture will purchase the balance of the assets from Aramco for approximately $4.7 billion.

Aramco, the Company, ACWA Power and Air Products Qudra own 20%, 46%, 25% and 9%, respectively, of the equity interests in the Joint Venture. Inclusive of the Company’s ownership interest in Air Products Qudra, the Company will indirectly hold approximately 50.6% of the equity interests in the Joint Venture. The Joint Venture will not be consolidated with the Company’s financial results and, as a result, the Company expects to recognize equity affiliate income in connection with its investment in this project.

A copy of the Company’s press release, dated October 27, 2021, announcing the completion of the transaction is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 27, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: October 27, 2021	By:	/s/ Melissa N. Schaeffer
Melissa N. Schaeffer
Senior Vice President and Chief Financial Officer